Exhibit 4.2

DRYROCK FUNDING LLC,

Transferor

DRYROCK ISSUANCE TRUST,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

TRANSFER AGREEMENT
dated as of August 1, 2012

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TABLE OF CONTENTS (continued)

EXHIBITS
Exhibit A	Form of Assignment of Receivables in Additional Accounts included in Dryrock Issuance Trust
Exhibit B	Form of Reassignment of Receivables in Removed Accounts from Dryrock Issuance Trust
Exhibit C-1	Form of Opinion of Counsel with Respect to Amendments
Exhibit C-2	Form of Opinion of Counsel with Respect to Additional Accounts
Exhibit C-3	Form of Annual Opinion of Counsel
Exhibit D	Form of Annual Certification
Exhibit E	Servicing Criteria to be Addressed in Assessment of Compliance

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TRANSFER AGREEMENT, dated as of August 1, 2012 (this “Agreement”), by and among DRYROCK FUNDING LLC, a Delaware limited liability company, as transferor (the “Transferor”), DRYROCK ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer” or the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”).

In consideration of the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that this Agreement, together with the Transaction Documents (each capitalized term as hereinafter defined), will define the contractual rights and responsibilities of the Transferor, the Issuer and the Indenture Trustee, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

Section 1.1.     Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings.

“Account” means (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), and (c) each Related Account. The term “Account” shall exclude (i) any Removed Account and (ii) any Account, all the Receivables of which are reassigned to the Transferor pursuant to Section 2.6 or Section 2.7. Further, the term Account shall exclude any account in any private label credit card program unless such private label credit card program is designated as an Approved Portfolio pursuant to Section 2.15.

“Account Agreement” means, with respect to an Account, the agreement by and between BBD and any Person governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Account Assignment” has the meaning specified in Section 2.11(c)(v).

“Account Guidelines” means the established policies and procedures of BBD, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, restated, supplemented or otherwise modified from time to time.

“Addition Date” means, with respect to Additional Accounts, the date specified as such in the related Account Assignment.

“Additional Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement by and between BBD and any Person, which account is designated pursuant to Section 2.11(a) or (b) to be included as an Account and identified on the account schedule delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.1 and Section 2.11(c), which shall supplement and amend the TA Account Schedule.

“Administrator” has the meaning specified in the Servicing Agreement.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Affinity Counterparty” has the meaning specified in Section 2.12(d).

“Affinity Program” has the meaning specified in Section 2.12(d).

“Agreement” means this Transfer Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Allocation Amount” has, with respect to any Series or Class of Notes, the meaning specified in the applicable Indenture Supplement for such Series or Class.

“Amortization Period” means any amortization period defined in the related Indenture Supplement where (i) following the Revolving Period or (ii) during the suspension of the Revolving Period, Principal Collections are distributed to, or deposited in an Issuer Account for the benefit of, the Noteholders of such Series or Class.

“Approved Portfolio” means (i) any credit card accounts included in a Non Co-branded Portfolio and (ii) any credit card accounts included in any of the following program portfolios: BJ’s Wholesale Club, Inc.; Apple, Inc.; Black Card, LLC; BlueGreen Corporation; Barnes & Noble, Inc.; Republic Airways Holdings, Inc.; Virgin America, Inc.; Miles & More International GmbH; L.L. Bean, Inc.; Priceline.com, Inc.; Princess Cruise Line, Ltd.; Affinity Group, Inc.; Seamiles, LLC and Carnival Cruise Lines, a subsidiary of Carnival PLC; and US Airways Group, Inc., and (iii) any credit card accounts included in any additional program portfolio that is designated as an Approved Portfolio pursuant to Section 2.15.

“Assigned Assets” has the meaning specified in Section 3.4.

“Assumed Obligations” has the meaning specified in Section 3.4.

“Assuming Entity” has the meaning specified in Section 3.4.

“Assumption Agreement” has the meaning specified in Section 3.4(b).

“Authorized Newspaper” has the meaning specified in the Indenture.

“Authorized Officer” means:

(a)  (i) with respect to the Issuer, (A) any officer of the Beneficiary who is authorized to act for the Beneficiary in matters relating to the Issuer pursuant to the Trust Agreement or (B) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee and the Transferor from time to time, and (ii) any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Servicing Agreement and who is identified on the list of Authorized Officers, containing the specimen signatures of each such Person, delivered by the Administrator to the Indenture Trustee and the Transferor from time to time; and

(b)  with respect to the Transferor, any officer of the Transferor who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee and the Owner Trustee (on behalf of the Issuer) from time to time.

“BBD” means Barclays Bank Delaware, a Delaware banking corporation.

“Bearer Notes” has the meaning specified in the Indenture.

“Business Day” has the meaning specified in the Indenture.

“Cash Advance Fees” means cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement applicable to an Account.

“Class” has the meaning specified in the Indenture.

“Collection Account” has the meaning specified in the Indenture.

“Collections” means, for any Date of Processing, all payments (including Insurance Proceeds and Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Account Agreement and all other amounts specified by this Agreement, the Servicing Agreement, the Indenture or the applicable Indenture Supplement as constituting Collections. With respect to any Date of Processing, all Interchange received with respect to the preceding Date of Processing and all Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge Receivables.

“Commission” has the meaning specified in the Indenture.

“Date of Processing” means, with respect to any transaction or any activity relating to any account or receipt of Collections, the Business Day on which such transactions or activities or the Collections are first identified in written form under the Servicer’s customary and usual servicing practices (without regard to the effective date of such recordation).

“Debtor Relief Laws” means (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivables” means, for any Date of Processing, all Principal Receivables which are charged off as uncollectible on the Servicer’s computer file of Accounts on such Date of Processing in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables.

“Discount Option Date” means each date on which a Discount Option Percentage designated by the Transferor pursuant to Section 2.14 takes effect.

“Discount Option Percentage” means the percentage, if any, designated from time to time by the Transferor pursuant to Section 2.14(a).

“Discount Option Receivables” has the meaning specified in Section 2.14(a).

“Discount Option Receivables Collections” means, on any Date of Processing occurring on or after the related Discount Option Date, the product of (a) the Discount Option Percentage and (b) all Collections of Principal Receivables arising in Accounts subject to the Discount Option Percentage pursuant to Section 2.14 that are received on such Date of Processing.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Indenture, as supplemented with respect to any Series or Class of Notes by the applicable Indenture Supplement.

“Eligible Account” means each credit card account in any Approved Portfolio owned by BBD established pursuant to an Account Agreement by and between BBD and any Person, which meets the following requirements as of the applicable Selection Date:

(a)  is a credit card account in existence and maintained with BBD;

(b)  is payable in Dollars;

(c)  has an Obligor who is not identified by the Servicer in its computer files as being involved in a bankruptcy or insolvency proceeding;

(d)  has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address;

(e)  has not been identified as an account with respect to which a related card has been lost or stolen;

(f)  has not been sold or in which a security interest has been granted by BBD to any other party;

(g)  does not have any receivables that have been sold or pledged by BBD to any Person other than the Transferor; and

(h)  does not have receivables that are Defaulted Receivables or that have been identified by the Servicer as having been incurred as a result of the fraudulent use of a related credit or card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or which have been identified by the Servicer in its computer files as cancelled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Selection Date; provided, that (i) the balance of all receivables included in such accounts is reflected on the books and records of BBD (and is treated for purposes of this Agreement) as “zero” and (ii) borrowing and charging privileges with respect to all such accounts have been cancelled in accordance with the Account Guidelines applicable thereto and will not be reinstated by BBD or the Servicer.

“Eligible Receivable” means each Receivable:

(a)  which has arisen in an Eligible Account;

(b)  which was created in compliance in all material respects with all Requirements of Law applicable to BBD and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to BBD, in either case, the failure to comply with which would have an Adverse Effect;

(c)  with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by BBD of its obligations under the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d)  as to which, immediately prior to the transfer of such Receivable to the Trust, the Transferor has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of the Transferor or BBD if such taxes are not then due and payable or if the Transferor or BBD is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(e)  which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

(f)  which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)  which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the Servicer’s computer file of Accounts;

(h)  which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(i)  as to which, at the time of transfer to the Trust, the Transferor has satisfied all its obligations required to be satisfied under the Account Agreement by such time;

(j)  as to which, at the time of transfer to the Trust, neither the Transferor nor BBD, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, in any material respect the rights of the Trust or the Noteholders therein; and

(k)  which constitutes an “account” as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect the Trust’s interest in such Receivable and the proceeds thereof.

“Event of Default” has the meaning specified in the Indenture.

“Excess Funding Account” has the meaning specified in the Indenture.

“Excess Funding Amount” means, at any time, the aggregate amount on deposit in the Excess Funding Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means August 1, 2012.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

“Finance Charge Collections” means, for any Date of Processing, the sum of (a) with respect to Receivables included as part of the Trust Assets, all Collections received by the Servicer on behalf of the Issuer of Finance Charge Receivables, (b) any amounts received by the Issuer which are designated as Finance Charge Collections pursuant to this Agreement, the Servicing Agreement, the Indenture or any Indenture Supplement, which shall include all Recoveries with respect to Receivables previously charged off as uncollectible and the Interchange received, in each instance for such Date of Processing, and (c) the amount of investment earnings (net of losses and investment expenses), if any, on amounts on deposit in the Collection Account and the Excess Funding Account on such Date of Processing.

“Finance Charge Receivables” means all amounts billed to the Obligors or any Account in respect of (a) all Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) annual membership fees and annual service charges, (d) Late Fees, (e) Overlimit Fees, (f) Discount Option Receivables, if any, and (g) any other incidental and miscellaneous fees and charges with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Indenture” means the Indenture, dated as of August 1, 2012, by and between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent Director” has the meaning specified in Section 2.8(f)(viii).

“Ineligible Receivables” has the meaning specified in Section 2.6(b).

“Initial Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement by and between BBD and any Person, which account is identified in the TA Account Schedule delivered to the Issuer and the Indenture Trustee on the Execution Date by the Transferor pursuant to Section 2.1.

“Insolvency Event” has the meaning specified in Section 4.1.

“Insurance Proceeds” means all Insurance Proceeds (as defined in the Receivables Purchase Agreement) that are paid to the Transferor as provided in the Receivables Purchase Agreement (other than those Insurance Proceeds relating to a Removed Account).

“Interchange” means all Interchange (as defined in the Receivables Purchase Agreement) that is allocable to the Receivables transferred by the Transferor to the Trust.

“Issuance Date” means each date on which a Series or Class of Notes is issued.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Issuer Accounts” means, collectively, the Excess Funding Account, the Collection Account and any Supplemental Issuer Account.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Late Fees” has the meaning specified in the Account Agreement applicable to each Account for late fees or similar terms.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that any assignment permitted by Section 3.02 of the Trust Agreement or Section 3.2 or Section 3.4 of this Agreement shall not be deemed to constitute a Lien; provided further, however, that the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute a Lien.

“Maximum Addition Limit” means, with respect to each Addition Date, unless the Note Rating Agency Condition is satisfied:

(a)  an aggregate principal balance as of such Addition Date of Additional Accounts not in excess of the lesser of:

i.	the result of (A) 7.5% of the aggregate Principal Receivables determined as of the first day of the third preceding Monthly Period minus (B) the aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts, excluding Accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the applicable Addition Date); and

ii.	the result of (A) 15% of the aggregate Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts, excluding Accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of such calendar year (measured, for each such Additional Account, as of the applicable Addition Date); and

(b)  a total number of Additional Accounts not in excess of the lesser of:

i.	the result of (A) 7.5% of the total number of Accounts determined as of the first day of the third preceding Monthly Period minus (B) the total number of Accounts that have been designated as Additional Accounts, excluding Accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of the third preceding Monthly Period; and

ii.	the result of (A) 15% of the total number of Accounts determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the total number of Accounts that have been designated as Additional Accounts, excluding Accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of such calendar year.

“Monthly Period” has the meaning specified in the Indenture.

“Non Co-branded Portfolio” means credit card accounts issued by BBD, or an affiliate of BBD, which (i) bear either the Barclays, Barclaycard, or Juniper brand and not the brand of any other financial or non-financial organization and (ii) the value proposition and rewards structure of which is not directly tied to or affiliated with an external brand or loyalty program.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Owner” has the meaning specified in the Indenture.

“Note Rating Agency” has, with respect to any Outstanding Notes, the meaning specified in the applicable Indenture Supplement for such Notes.

“Note Rating Agency Condition” has the meaning specified in the Indenture.

“Note Register” has the meaning specified in the Indenture.

“Note Registrar” has the meaning specified in the Indenture.

“Note Transfer Date” means the Business Day prior to the Payment Date for a Series or Class of Notes.

“Noteholder” or “Holder” has the meaning specified in the Indenture.

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” has the meaning specified in the Indenture.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Outstanding” has the meaning specified in the Indenture.

“Outstanding Dollar Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Overlimit Fees” has the meaning specified in the Account Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for in the Account Agreement with respect to such Account.

“Payment Date” has the meaning specified in the Indenture.

“Periodic Rate Finance Charges” has the meaning specified in the Account Agreement applicable to each Account for finance charges (due to periodic rate) or similar terms.

“Person” has the meaning specified in the Indenture.

“Pool Balance” means, for any Date of Processing, the sum of (a) the aggregate amount of Principal Receivables as of the close of business on such Date of Processing, and (b) the Excess Funding Amount as of the close of business on such Date of Processing.

“Principal Collections” means, for any Date of Processing, the sum of (a) with respect to Receivables, all Collections other than those designated as Finance Charge Collections for such Date of Processing, and (b) the amount of funds withdrawn from the Excess Funding Account on such Date of Processing which are required to be deposited into the Collection Account and treated as Principal Collections in accordance with Section 5.07 of the Indenture.

“Principal Receivables” means all Receivables other than Finance Charge Receivables or Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.1 shall not be included in calculating the amount of Principal Receivables.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Reassignment Amount” means, with respect to the Receivables, for any Note Transfer Date, the sum of (a) an amount equal to the outstanding principal balance of such Receivables as of the last day of the prior Monthly Period and (b) accrued and unpaid interest through the related Payment Date on Notes with an Outstanding Dollar Principal Amount equal to the applicable amount specified in clause (a), which interest shall be determined based on the applicable note interest rates of each such Series or Class of Notes through the related Payment Date of such Series or Class.

“Receivables” means all amounts shown on the Servicer’s records as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become

Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. For purposes of the FDIC Rule and GAAP, Receivables are financial assets.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of August 1, 2012, by and between BBD and the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Recoveries” means all Recoveries (as defined in the Receivables Purchase Agreement) that are paid to the Transferor as provided in the Receivables Purchase Agreement (other than those Recoveries related to a Removed Account).

“Registered Note” has the meaning specified in the Indenture.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Account” means each Account in any Approved Portfolio with respect to which a new account number has been issued by BBD or the Servicer (a) in compliance with the Account Guidelines and the related Account Agreement, (b) to the same Obligor or Obligors of such Account, and (c)(i) as a result of the credit card with respect to such Account being lost or stolen; (ii) as a result of the related Obligor requesting a change in his or her billing cycle; (iii) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (iv) as a result of the related Obligor requesting a product change; (v) as a result of fraudulent use of the credit card with respect to such Account; or (vi) for any other reasons permitted by the Account Guidelines; provided, that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of BBD used to generate the TA Account Schedule.

“Removal Date” has the meaning specified in Section 2.12(a)(i).

“Removal Notice Date” has the meaning specified in Section 2.12(a)(i).

“Removed Accounts” has the meaning specified in Section 2.12(a).

“Required Pool Balance” means, for any Date of Processing, the sum of (a) for all Notes in their Revolving Period, the sum of the Allocation Amounts of such Notes as of the close of business on such Date of Processing and (b) for all Notes in their Amortization Period, the sum of the Allocation Amounts of such Notes as of the close of business on the last day of the most recent Revolving Period for each of such Notes (exclusive of (i) any Notes that will be paid in full on or prior to the Payment Date immediately following such Date of Processing and (ii) any Notes that will have an Allocation Amount of zero on the Payment Date immediately following such Date of Processing (after giving effect to payments made on such Payment Date)).

“Required Transferor Amount” means, for any Date of Processing, the product of (a) the Principal Receivables as of the close of business on such Date of Processing and (b) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means 6.0% or such other percentage as shall be designated from time to time by the Transferor; provided, however, that prior to designating any lesser percentage, the Transferor shall have provided to the Indenture Trustee an Issuer Tax Opinion and satisfied the Note Rating Agency Condition.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of August 1, 2012, by and between BBD and the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time or any substantially similar agreement entered into between any lender and the Transferor.

“Revolving Period” has, with respect to any Series or Class of Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series or Class.

“Sarbanes Certification” has the meaning specified in Section 7.4.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any new issuance of a Series or Class of Notes, pursuant to Section 4.10 of the Indenture, whether publicly offered or privately placed, rated or unrated.

“Selection Date” means (a) with respect to each Initial Account, the close of business on the date that is three (3) Business Days prior to the Execution Date, and (b) with respect to each Additional Account, the close of business on the date specified as such in the related Account Assignment.

“Seller Agreement” means the Seller Agreement dated as of August 1, 2012, by and between BBD and Dryrock Funding LLC, as amended, restated, supplemented or otherwise modified from time to time.

“Series” means, with respect to any Notes, the series specified in the applicable Indenture Supplement.

“Servicer” means BBD, in its capacity as servicer pursuant to the Servicing Agreement, and, after any Service Transfer (as defined in the Servicing Agreement), the Successor Servicer.

“Servicing Agreement” means the Servicing Agreement dated as of August 1, 2012, by and among BBD, as Servicer and as Administrator, Dryrock Issuance Trust, Dryrock Funding LLC and U.S. Bank National Association, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Participant” means the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with respect to the Receivables. For the avoidance of doubt, subject to Section 7.1, the term “Servicing Participant” shall not include the Owner Trustee or the Indenture Trustee.

“Subservicer” means any Person that services the Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under the Servicing Agreement that are identified in Item 1122(d) of Regulation AB. For the avoidance of doubt, subject to Section 7.1, the term “Subservicer” shall not include the Owner Trustee or the Indenture Trustee.

“Successor Servicer” has the meaning specified in the Servicing Agreement.

“Supplemental Credit Enhancement Provider” has the meaning specified in the Indenture.

“Supplemental Issuer Account” has the meaning specified in the Indenture.

“Surviving Entity” has the meaning specified in Section 3.2(a).

“TA Account Schedule” means a true and complete list, identified as the TA Account Schedule, of Accounts, identified by account number and setting forth by supplement, with respect to each Account, the aggregate amount outstanding in such Account (a) on the Execution Date (for the TA Account Schedule delivered on the Execution Date) and (b) on the applicable Addition Date (for any account schedule delivered on an Addition Date and any supplement to such account schedule delivered on or prior to the second Business Day following an Addition Date, in each case which shall supplement and amend the TA Account Schedule). The TA Account Schedule may be part of a more comprehensive account schedule of the Accounts.

“Transaction Document” means with respect to any Series or Class of Notes, collectively, this Agreement, the Servicing Agreement, the Indenture, any applicable Indenture Supplement, the Seller Agreement, the Trust Agreement and the Receivables Purchase Agreement.

“Transferor” means Dryrock Funding LLC, a Delaware limited liability company, or its successors under this Agreement.

“Transferor Amount” means, for any Date of Processing, an amount, not less than zero, equal to (a) the Pool Balance as of the close of business on such Date of Processing minus (b) the aggregate Allocation Amount of all Notes as of the close of business on such Date of Processing.

“Transferor Interest” means an interest having such rights as are set forth in this Agreement and the other Transaction Documents, including the right to receive amounts specified in this Agreement, the Servicing Agreement, the Indenture or any Indenture Supplement to be distributed to the holders of the Transferor Interest; provided, that as used herein and in any Indenture Supplement, “Transferor Interest” shall mean either the uncertificated interest in the Transferor Interest or, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form, a certificate executed and delivered by the Issuer and authenticated by the Owner Trustee substantially in the form of Exhibit B to the Trust Agreement.

“Trust” has the meaning specified in the first paragraph of this Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement relating to the Trust, dated as of August 1, 2012, by and between the Transferor and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning specified in Section 2.1(a).

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

Section 1.2.  Other Definitional Provisions.

(a)  The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular and are applicable to the masculine as well as to the feminine and neuter genders of such terms.

(b)  With respect to any Series of Notes, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the applicable Transaction Document.

(c)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d)  As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(e)  The agreements, representations and warranties of Dryrock Funding LLC in this Agreement in its capacity as the Transferor shall be deemed to be the agreements, representations and warranties of the Transferor solely in such capacity for so long as the Transferor acts in such capacity under this Agreement.

(f)  Any reference to each Note Rating Agency shall only apply to any specific nationally recognized statistical rating organization if such nationally recognized statistical rating organization is then rating any Outstanding Series or Class of Notes.

(g)  Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC.

[END OF ARTICLE I]

ARTICLE II

TRUST ASSETS

Section 2.1.  Conveyance of Trust Assets.

(a)  By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on the Execution Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), and thereafter created and arising from time to time in the Initial Accounts (unless such Initial Account has become a Removed Account) until the termination of the Trust, (ii) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and thereafter created and arising from time to time in the Additional Accounts (unless such Additional Account has become a Removed Account) until the termination of the Trust, (iii) all Insurance Proceeds, Interchange and Recoveries on or allocable to the Trust as provided in this Agreement and the Servicing Agreement, (iv) all monies due and to become due with respect to all of the foregoing, (v) all amounts received with respect to all of the foregoing, and (vi) all proceeds thereof. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trust all of its rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise). The property described in the two preceding sentences, together with all monies and other property on deposit in or credited to the Issuer Accounts established pursuant to this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement, the rights of the Trust under this Agreement and the Trust Agreement and the property conveyed to the Trust under this Agreement shall constitute the assets of the Trust (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholder of any obligation of the Transferor, BBD or any other Person in connection with the Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants, clearance systems or insurers. Each Account will continue to be owned by BBD and will not be a Trust Asset.

(b)  The Transferor agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the transfer, assignment, set-over or other conveyance of its interest in such Trust Assets to the Trust, and to deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to the Owner Trustee and the Indenture Trustee as soon as practicable on (i) the Execution Date, in the case of Trust Assets relating to the Initial Accounts, and (ii) if any additional filing is necessary, the applicable Addition Date, in the case of Trust Assets relating to Additional Accounts. Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c)  The Transferor further agrees, at its own expense, on or prior to (i) the Execution Date, in the case of the Initial Accounts and (ii) the applicable Addition Date, in the case of Additional Accounts, to indicate in the appropriate computer files that Receivables created in connection with such Accounts have been conveyed to the Trust pursuant to this Agreement by including as the first three characters in the securitization field of such computer files the code “DRY” and including immediately thereafter the code “000-900”. The Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until (A) such Account becomes a Removed Account or (B) the Transferor has taken such action as is necessary or advisable to cause the interest of the Issuer and the Indenture Trustee in the Trust Assets to continue to be perfected and of first priority. With respect to Removed Accounts, on the applicable Removal Date, the Transferor agrees to indicate in the appropriate computer files that Receivables reassigned in connection with such Removed Accounts have been conveyed to the Transferor or its designee in accordance with Section 2.12, by replacing the existing code in the securitization field of such computer files with “DRY 901-999,” provided, however, that the Transferor agrees to retain the “DRY 000-900” code in the securitization field of such computer files with respect to Defaulted Receivables reassigned in accordance with Section 2.12(c), until the Account related to such Defaulted Receivables becomes a Deleted Account.

(d)  The Transferor further agrees, at its own expense, on or prior to the Execution Date to deliver to the Issuer and the Indenture Trustee the TA Account Schedule, which shall be supplemented and amended by the Transferor on or prior to each Addition Date to include any new Additional Accounts and supplemented and amended by the Transferor on or prior to each Removal Date to remove any Removed Accounts. Such TA Account Schedule shall specify that the Receivables arising in each such Account have been transferred to the Trust or removed from the Trust, as applicable. The TA Account Schedule, as supplemented and amended shall be incorporated into and made a part of this Agreement. The TA Account Schedule shall be updated not later than monthly, beginning August 2012, to include any new Related Accounts.

(e)  The parties to this Agreement intend that the conveyance of Trust Assets pursuant to this Agreement shall constitute an absolute sale, and not a secured borrowing. Nevertheless, this Agreement also shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trust a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Trust Assets, and all proceeds thereof, to secure the Transferor’s obligations hereunder.

Section 2.2.  Acceptance by Issuer.

(a)  The Issuer hereby acknowledges its acceptance of all right, title and interest in, to and under the Trust Assets conveyed to the Trust pursuant to Section 2.1. The

Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Issuer and the Indenture Trustee the TA Account Schedule identifying the Initial Accounts.

(b)  The Trust hereby agrees (and the Indenture Trustee shall, pursuant to the Indenture, agree) not to disclose to any Person any of the account numbers or other information contained in the computer files marked as the TA Account Schedule and delivered to the Issuer and the Indenture Trustee from time to time except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trust, (ii) in connection with the performance of the Trust’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and in connection with its duties under this Agreement and the Indenture, (iv) to the extent required by the applicable UCC, to bona fide creditors or potential creditors of BBD or the Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement, or (v) with the prior written consent of the Transferor. The Trust agrees (and the Indenture Trustee shall, pursuant to the Indenture, agree) to take such measures as shall be reasonably requested by BBD or the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow BBD and the Transferor or their duly authorized representatives to inspect the Trust’s security, data protection and confidentiality arrangements from time to time during normal business hours upon prior written notice. The Trust shall provide BBD and the Transferor with notice 15 Business Days prior to disclosure of any information of the type described in this Section 2.2(b).

(c)  In consideration for the conveyance of the Trust Assets hereunder, the Issuer hereby agrees to pay to the Transferor the net proceeds received from the issuance of each Series of Notes, provided, however, to the extent that BBD has not been paid any amounts owed to it pursuant to Section 3.01 of the Receivables Purchase Agreement, the Transferor hereby directs the Issuer to pay such proceeds directly to BBD in an amount equal to such unpaid amounts.

Section 2.3.  Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust (and agrees that the Owner Trustee and the Indenture Trustee may rely on each such representation and warranty in accepting the Trust Assets in trust under this Agreement or the Indenture, as applicable, and in authenticating the Notes) as of the Execution Date and each Issuance Date that:

(a)  Organization and Good Standing. The Transferor is an entity validly existing in good standing under the applicable laws of the jurisdiction of its organization and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Servicing Agreement and the Receivables Purchase Agreement.

(b)  Due Qualification. The Transferor is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Account Agreement relating to an Account specified herein or any Trust Asset conveyed by the Transferor to the Trust unenforceable by the Transferor, the Servicer, the Indenture Trustee or

the Owner Trustee and (ii) have a material adverse effect on any Noteholders; provided, however, that the Transferor makes no representation or warranty with respect to any qualifications, licenses or approvals that the Indenture Trustee or the Owner Trustee would have to obtain to do business in any state in which the Indenture Trustee or the Owner Trustee seeks to enforce any Trust Asset.

(c)  Due Authorization. The execution and delivery by the Transferor of this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, and the order to the Indenture Trustee to have the Notes authenticated and delivered, and the consummation by the Transferor of the transactions provided for in this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, have been duly authorized by the Transferor by all necessary limited liability company action on the part of the Transferor.

(d)  No Conflict. The execution and delivery by the Transferor of this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, the performance by the Transferor of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e)  No Proceedings. There are no Proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened, against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (iv) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the validity or enforceability of this Agreement, the Receivables Purchase Agreement or the Servicing Agreement or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States federal or any state income or franchise tax systems.

(f)  All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, and the performance of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, by the Transferor have been duly obtained, effected or given and are in full force and effect.

(g)  Insolvency.  No Insolvency Event with respect to the Transferor has occurred, and the Transferor entered into this Agreement and, in the case of Additional Accounts, the related Account Assignment, in the ordinary course of business, not in contemplation of insolvency.

Section 2.4.  Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer, the Indenture Trustee and the Owner Trustee that:

(a)  as of the Execution Date, each Addition Date and each Issuance Date, each of this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or general principles of equity.

(b)  (A) as of the Execution Date, with respect to the Initial Accounts (and the Receivables arising thereunder), the TA Account Schedule is an accurate and complete listing in all material respects of the Initial Accounts, the Receivables in which were transferred by the Transferor as of the Execution Date; and

       (B)  as of its delivery date, with respect to Additional Accounts (and the Receivables arising thereunder), the account schedule and any supplement related thereto, incorporated into the Account Assignment which supplements and amends the TA Account Schedules, is an accurate and complete listing in all material respects of such Additional Accounts, the Receivables in which were transferred by the Transferor as of the applicable Addition Date.

and, in each case, the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder as of the Execution Date or such Addition Date, as the case may be, is, in each case, true and correct in all material respects as of such date;

(c)  as of the Execution Date, each Issuance Date and each applicable Addition Date, the Receivables conveyed by the Transferor to the Trust have been conveyed free and clear of any Lien (other than as permitted by clause (d) of the term “Eligible Receivable”);

(d)  as of (A) the Execution Date, with respect to the Initial Accounts (and the Receivables arising thereunder) and (B) the applicable Addition Date, with respect to Additional Accounts (and the Receivables arising thereunder), all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of such Receivables have been duly obtained, effected or given and are in full force and effect;

(e)  as of (A) the Execution Date, (B) each Issuance Date, and (C) each Addition Date (and the Receivables arising thereunder), subject, in each case pertaining to proceeds, to Section 9-315 of the UCC, and further subject to any Liens permitted by clause (d) of the term “Eligible Receivable,” each of this Agreement and the related Account Assignment (in the case of Additional Accounts), (1) constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Trust Assets conveyed to the Trust by the Transferor, or (2) constitutes a grant of a first-priority security interest (as defined in the applicable UCC) in such property to the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor and which, in the case of existing Receivables and the proceeds and Recoveries thereof, is enforceable upon execution and delivery of this Agreement, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds and Recoveries thereof upon such creation;

(f)  as of (A) the Execution Date with respect to the Initial Accounts (and the Receivables arising thereunder), and (B) the applicable Addition Date with respect to Additional Accounts (and the Receivables arising thereunder), the Transferor has caused or on such Execution Date or Addition Date, as applicable, will cause the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to the Issuer under this Agreement and upon the filing of all such appropriate financing statements, the Issuer will have a first priority perfected security interest in such property and proceeds;

(g)  as of (A) the Execution Date with respect to the Initial Accounts (and the Receivables arising thereunder), and (B) the applicable Addition Date with respect to Additional Accounts (and the Receivables arising thereunder), other than the security interest granted to the Trust pursuant to this Agreement or any other security interest that has been terminated, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such property; the Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering such property other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated; and the Transferor is not aware of any judgment or tax lien filings against the Transferor;

(h)  as of the applicable Selection Date, each Initial Account and each applicable Additional Account is an Eligible Account;

(i)  as of (A) the Selection Date with respect to each Receivable contained in the Initial Accounts conveyed to the Trust by the Transferor on the Execution Date, (B) the applicable Selection Date with respect to each Receivable contained in the related Additional Accounts to be conveyed to the Trust by the Transferor on the applicable Addition Date and (C) the date of the creation of any new Receivable conveyed to the Trust by the Transferor, such Receivable is an Eligible Receivable;

(j)  as of (A) the Execution Date with respect to the Initial Accounts and (B) the applicable Addition Date with respect to Additional Accounts, no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the Initial Accounts or any Additional Accounts, as applicable;

(k)  the Transferor entered into this Agreement and, in the case of Additional Accounts, the related Account Assignment, in the ordinary course of business and not with intent to hinder, delay or defraud BBD or its creditors; and

(l)  the Transferor received adequate consideration for each Receivable transferred to the Trust.

Section 2.5.  Notice of Breach. The representations and warranties set forth in Section 2.3 and Section 2.4 shall survive the transfers and assignments of the Trust Assets to the Trust and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by the Transferor, the Indenture Trustee or the Trust of a breach of any of the representations and warranties set forth in Section 2.3 or Section 2.4, the party discovering such breach shall give prompt written notice to the other parties following such discovery.

Section 2.6.  Transfer of Ineligible Receivables.

(a)  Reassignment of Collateral. In the event (i) any representation or warranty contained in Section 2.4(b), (c), (d), (h), (i) or (j) of this Agreement is not true and correct in any material respect as of the date specified therein with respect to any Receivable, or the related Account and such breach has a material adverse effect on any Noteholders unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Indenture Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof given by the Indenture Trustee, the Owner Trustee or the Servicer, or (ii) it is so provided in Section 2.8(a) with respect to any Receivables conveyed to the Trust by the Transferor, then the Transferor shall accept reassignment of the Ineligible Receivables on the terms and conditions set forth in Section 2.6(b) below.

(b)  Procedures for Removal. When the provisions of Section 2.6(a) above require the removal of a Receivable, the Transferor shall accept reassignment of such Receivable (each such Receivable, an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Pool Balance and to decrease the Transferor Amount by the principal balance of each such Ineligible Receivable. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount and the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor shall on the second Business Day following such determination, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

Upon reassignment of any Ineligible Receivable, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under such Ineligible Receivable, all Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Indenture

Trustee and the Trust as collected in full as of the date on which it was reassigned. The obligation of the Transferor to accept reassignment of any Ineligible Receivable previously conveyed to the Trust by the Transferor, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section 2.6(b), shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust or the Noteholders (or the Indenture Trustee on behalf of the Noteholders). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Transferor to effect the conveyance of an Ineligible Receivable pursuant to this Section 2.6(b), but only upon receipt of an Officer’s Certificate from the Transferor that states that all conditions set forth in this Section 2.6 have been satisfied or waived.

(c)  Records. On the date such Receivables are reassigned to the Transferor pursuant to this Section 2.6, the Transferor shall alter its computer files by replacing the “DRY 000-900” code in the securitization field of such computer file with “DRY 901-999,” and shall amend and update the TA Account Schedule accordingly.

Section 2.7.  Reassignment of Trust Assets. (a) In the event any representation or warranty of the Transferor set forth in Section 2.3(a) or (c) or Section 2.4(a) or (e) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Receivables conveyed to the Trust by the Transferor or the availability of the proceeds thereof to the Trust then, the Indenture Trustee or the Noteholders evidencing more than 50% of the Outstanding Dollar Principal Amount of the Outstanding Notes, by notice then given to the Transferor, the Administrator and the Servicer (and to the Indenture Trustee, if given by the Noteholders), may direct the Transferor to accept a reassignment of the Receivables previously conveyed to the Trust by the Transferor pursuant to this Agreement, if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that the affected Receivables will not be reassigned to the Transferor if, on any day during such applicable cure period the relevant representation and warranty shall be true and correct in all material respects as if made on such day. The Transferor shall deposit the portion of the Reassignment Amount attributable to the applicable Receivables in the Collection Account to be treated (i) in connection with amounts determined under clause (a) of the definition of “Reassignment Amount,” as Principal Collections for each Series of Notes and (ii) in connection with the amounts determined under clause (b) of the definition of “Reassignment Amount,” as Finance Charge Collections for each Series of Notes, in either case, in immediately available funds not later than 1:00 p.m., New York City time, on the Note Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment.

(b)  Procedures for Removal. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the Transferor to accept a reassignment of any Receivables as provided in Section 2.7(a) above, the obligation of the Transferor to accept such reassignment pursuant to this Section 2.7 and to make the deposit required to be made to the Collection Account for each Series of Notes as provided in this Section 2.7 shall constitute the sole remedy respecting an event of the type specified above in this Section 2.7 available to the Noteholders (or the Indenture Trustee on behalf of the Noteholders). Upon reassignment of the affected

Receivables on the Note Transfer Date following the Date of Processing in which such obligation arises, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under the affected Receivables, all Recoveries allocable thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof (and any costs or expenses incurred by the Indenture Trustee in connection with such reassignment shall be reimbursed by the Transferor). The Indenture Trustee and the Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such property pursuant to this Section 2.7.

(c)  Records. On the date such Receivables are reassigned to the Transferor pursuant to this Section 2.7, the Transferor shall alter its computer files by replacing the “DRY 000-900” code in the securitization field of such computer file with “DRY 901-999,” and shall amend and update the TA Account Schedule accordingly.

Section 2.8.  Covenants of the Transferor. The Transferor hereby covenants that:

(a)  Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced as a result of any action taken by the Transferor, it shall be deemed to be an Ineligible Receivable in accordance with Section 2.6(a) and shall be reassigned to the Transferor in accordance with Section 2.6(b).

(b)  Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Trust’s ownership of any Receivable conveyed by it to the Trust, or grant, create, incur, assume or suffer to exist any Lien (except as permitted by clause (d) of the definition of the term “Eligible Receivable”) on any Receivable conveyed by it to the Trust whether now existing or hereafter created, or any interest therein; and the Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

(c)  Transferor Interest. Except for (i) the conveyances hereunder, in connection with any transaction permitted by Section 3.2 and Section 4.04 of the Trust Agreement or (ii) conveyances with respect to which the Note Rating Agency Condition shall have been satisfied and an Issuer Tax Opinion shall have been delivered to the Indenture Trustee and the Owner Trustee, the Transferor agrees, to the fullest extent permitted by applicable law, not to Transfer (as defined in the Trust Agreement) any interest in the Transferor Interest and any such attempted Transfer shall be void. Nothing contained in this Section 2.8(c) shall be interpreted to prohibit or in any way limit the Transferor’s ability to grant to another Person a participation interest in the Transferor Interest upon the delivery to the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion.

(d)  Delivery of Collections or Recoveries. In the event that the Transferor receives Collections or Recoveries, the Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

(e)  Notice of Liens. The Transferor shall notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien (except as permitted by clause (d) of the definition of the term “Eligible Receivable”) on any Receivable conveyed by it to the Trust other than the conveyances hereunder and under the Indenture.

(f)  Separate Corporate Existence. The Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to ensure that proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Except as provided in this Agreement or the Servicing Agreement, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor will not be diverted to any other Person, and, except as may be expressly permitted by this Agreement, the Servicing Agreement, or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that the Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular directors’ meetings shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (x) an employee, director, stockholder, partner, agent, consultant, advisor, attorney, accountant or officer of the Transferor or any of its Affiliates (other than his or her service as an Independent Director or other similar capacity and/or Special Member of the Transferor or any of such Affiliates); (y) a customer or supplier of the Transferor or any of its Affiliates (other than an Independent Director provided by a corporate services company that provides independent directors in the ordinary course of its business); or (z) any member of the immediate family of a person described in clause (x) or (y).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(x) Act solely in its own company name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Ensure that no Affiliate of the Transferor shall advance funds or loan money to the Transferor other than as provided in the Revolving Credit Agreement, and that no Affiliate of the Transferor will guaranty debts of the Transferor.

(xii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Transferor nor shall the Transferor make any loans to any Person.

(xiv) Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Transferor and such Affiliate and also state that the assets of the Transferor are not available to pay creditors of the Affiliate.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.

(g)  Compliance with the FDIC Rule. The Transferor shall (i) perform the obligations of the FDIC Rule applicable to it and (ii) facilitate compliance with the FDIC Rule by BBD and the Trust.

Section 2.9.  Covenants of the Transferor With Respect to the Receivables Purchase Agreement.

(a)  The Transferor, in its capacity as purchaser of Receivables from BBD pursuant to the Receivables Purchase Agreement, hereby covenants that it will at all times enforce the covenants and agreements of BBD set forth in such Receivables Purchase Agreement, including covenants that BBD shall at all times enforce the covenants and agreements of it, as the case may be, in the Receivables Purchase Agreement, including, without limitation, covenants to the effect set forth below only to the extent to which they are enforceable against BBD pursuant to the Receivables Purchase Agreement:

(i) (A) Except (x) as otherwise required by any Requirement of Law or (y) as is deemed by BBD to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit card business or such program, BBD shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if such reduction is not also applied to any comparable segment of credit card accounts owned by BBD which have characteristics the same as or substantially similar to such Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between BBD and an unrelated third party or by the terms of the Account Agreements.

(ii) Subject to compliance with all Requirements of Law and clause (i) above, BBD may affect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by clause (i) above, BBD will not take any action with respect to any Account Agreement or such Account Guidelines, which, at the time of such action, BBD reasonably believes will have a material adverse effect on the Transferor.

(b)  The Transferor further covenants that it will not, unless the Note Rating Agency Condition shall have been satisfied, (i) enter into any amendment to the Receivables Purchase Agreement, other than an amendment (x) to modify, eliminate or add to the provisions of the Receivables Purchase Agreement to facilitate compliance with the FDIC Rule or (y) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Receivables Purchase Agreement, or (ii) enter into a new Receivables Purchase Agreement.

Section 2.10.  Reinvestment in Trust Assets. Pursuant to this Agreement, each Receivable shall be transferred to the Trust and pledged by the Trust to secure the Notes on the related Date of Processing.

Section 2.11.  Addition of Trust Assets.

(a)  Required Additions.

(i) If, at the end of any Date of Processing, (A) the Transferor Amount for such Date of Processing or (B) the Pool Balance for such Date of Processing, is less than the Required Transferor Amount or the Required Pool Balance, as applicable, for such Date of Processing, then the Transferor shall transfer Receivables in Additional Accounts to the Trust in a sufficient amount such that, after giving effect to such addition or increase, the Transferor Amount for such Date of Processing is at least equal to the Required Transferor Amount for such Date of Processing and the Pool Balance for such Date of Processing is at least equal to the Required Pool Balance for such Date of Processing; provided, however, that the transfer of Receivables in Additional Accounts to the Trust in connection with this Section 2.11(a) shall not be required if as of the close of business on any day after any Date of Processing, and prior to the date such transfer of Receivables in Additional Accounts is to be made to the Trust pursuant to the immediately succeeding paragraph, the Transferor Amount or the Pool Balance is equal to or greater than the Required Transferor Amount or the Required Pool Balance, as applicable.

Any transfer of Receivables in any Additional Accounts to the Trust in connection with this Section 2.11(a) shall occur on or before the first Business Day of the second calendar month following such Date of Processing. The failure of the Transferor to increase the Transferor Amount or the Pool Balance as provided in this clause (i) solely as a result of the unavailability to the Transferor of a sufficient amount of Receivables shall not constitute a breach of this Agreement; provided, that any such failure which has not been timely cured (as specified in the related Indenture Supplement) may nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to the Indenture Supplement therefor, a failure by the Transferor to convey additional Trust Assets to the Trust by the day on which it is required to do so pursuant to this Section 2.11(a) constitutes an “Early Amortization Event” (as defined in such Indenture Supplement).

(ii) Any Additional Accounts designated to be included as part of the Trust Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in Section 2.11(c) have been satisfied.

(b)  Permitted Additions. In addition to its obligation under Section 2.11(a), the Transferor may, but shall not be obligated to, subject to the conditions specified in Section 2.11(c) below, cause to be designated from time to time Additional Accounts the Receivables in which shall be transferred to the Trust as part of the Trust Assets. Such additional Trust Assets shall be transferred to the Trust on the applicable Addition Date.

(c)  Conditions to Additions. On each Addition Date such designated Additional Accounts shall become Accounts for purposes of this Agreement subject to the satisfaction of the following conditions:

(i) on or before the third Business Day prior to the Addition Date, the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Servicer and each Note Rating Agency written notice (unless such notice requirement is otherwise waived) that the Receivables in Additional Accounts will be transferred to the Trust;

(ii) the Transferor shall represent and warrant that, as of the applicable Selection Date, each Additional Account is an Eligible Account;

(iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of all financing statements (and amendments with respect to such financing statements when applicable) covering the Receivables in such Additional Accounts, if necessary to perfect the interest of the Trust therein;

(iv) as of the Addition Date, no Insolvency Event shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Additional Accounts have been made in contemplation of the occurrence thereof;

(v) on or before the Addition Date with respect to Additional Accounts and the Receivables arising thereunder, the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, the Indenture Trustee and the Servicer a written assignment in substantially the form of Exhibit A (the “Account Assignment”), and the Transferor shall have indicated in its computer files that Receivables created in connection with such Additional Accounts have been transferred to the Trust and shall have delivered to the Owner Trustee, on behalf of the Trust, the Indenture Trustee and the Servicer an account schedule with respect to such Additional Accounts in accordance with Section 2.1, which account schedule shall be incorporated into and made a part of such Account Assignment and this Agreement and shall supplement and amend the TA Account Schedule;

(vi) the addition to the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(vii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (iv) and clause (vi) above;

(viii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, dated the Addition Date, in accordance with Section 6.2(c); and

(ix) in the case of any designation pursuant to Section 2.11(b), if the designation will cause the number or Principal Receivables of Additional Accounts to exceed the Maximum Addition Limit, the Note Rating Agency Condition shall have been satisfied with respect to the designation.

Section 2.12.  Removal of Accounts.

(a)  On any day of any Monthly Period, the Transferor shall have the right to require the reassignment to it or its designee of all of the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables then existing and thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts specified herein (the “Removed Accounts”) and designated for removal by the Transferor, upon satisfaction of the conditions in clauses (i) through (v) below:

(i) on or before the third Business Day (the “Removal Notice Date”) immediately preceding the date for removal of the Removed Accounts (the “Removal Date”), the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Note Rating Agency notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to the Transferor on the Removal Date;

(ii) on or prior to the Removal Date, the Transferor shall amend the TA Account Schedule by delivering to the Issuer and the Indenture Trustee a computer file containing a true and complete list of the Removed Accounts, specifying for each such Account, as of the Removal Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

(iii) the Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

(iv) the Note Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts; and

(v) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the Removal Date, to the effect that the Transferor reasonably believes that (a) such removal of any Receivable of any Removed Account will not result in an Adverse Effect with respect to any Series or Class of Notes and (b) no selection procedures believed by the Transferor to be materially adverse to, or materially beneficial to, the interests of any Noteholders have been used in selecting the Removed Accounts from among any pool of Accounts of a similar type.

There may be more than one Removal Date in any Monthly Period and the Accounts to be designated as Removed Accounts need not be selected at random by the Transferor. Upon each such Removal Date the Transferor shall direct the Servicer to deduct the principal balance of each such Removed Account from the Pool Balance and decrease the Transferor Amount by the principal balance of each such Removed Account.

(b)  Upon satisfaction of the above conditions, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee shall execute and deliver to the Transferor a written reassignment in substantially the form of Exhibit B and shall, without further action, sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust Assets. The Indenture Trustee and the Owner Trustee may conclusively rely on the Officer’s Certificate delivered pursuant to this Section 2.12 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

(c)  In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Indenture Trustee and the Trust shall automatically and without further action or consideration transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Indenture Trustee and the Trust in, to and under the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due, all amounts received or receivable with respect thereto and all proceeds thereof, provided, that Recoveries of such Defaulted Receivables shall be applied as provided in this Agreement and the Servicing Agreement. The Indenture Trustee and the Trust shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee all right, title and interest that the Indenture Trustee and the Trust had in, to and under such Defaulted Receivables (including any related Finance Charge Receivables).

(d)  The Transferor shall designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section 2.12 without being subject to the restrictions or conditions set forth in Sections 2.12(a)(i), (iv) and (v) above if (i) an affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program (each, an “Affinity Program”) that is co-owned, operated or promoted by BBD for the benefit of a third party (each, an “Affinity Counterparty”) terminates in accordance with its terms, or the Accounts must be removed due to other circumstances caused by requirements of an Affinity Program in which the right to require such Accounts to be removed is determined by an Affinity Counterparty or its designee (other than BBD, the Transferor or any affiliate or agent of BBD or the Transferor) and (ii) on or before the tenth Business Day immediately preceding the Removal Date, the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Note Rating Agency notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to the Transferor on the Removal Date. In the event that the designation of Removed Accounts under this clause (d) would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor shall on the second Business Day following such event make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance. In the event that the designation of Removed Accounts under this clause (d) would cause an Early Redemption Event to occur under any applicable Indenture Supplement, the Transferor shall deposit an amount equal to the sum of the amounts received for the Principal Receivables in such accounts, plus Finance Charge Receivables related to such accounts, into the Collection Account and such funds will be applied as set forth in the applicable Indenture Supplement.

(e)  With respect to Accounts removed pursuant to Sections 2.12(a), (b) and (d), on the Removal Date the Transferor agrees to indicate in its computer files that such Account is a Removed Account by replacing the “DRY 000-900” code in the securitization field of such computer file with “DRY 901-999”. With respect to Defaulted Receivables reassigned in connection Section 2.12(c), the Transferor shall not alter the “DRY 000-900” code in the securitization field of such computer files until the Account to which such Defaulted Receivable relates becomes a Deleted Account.

Section 2.13.  Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, other than by reason of the application of the provisions of Section 4.1, but including any order of any Governmental Authority, then, in any such event, (a) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Receivables but for the Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables included as part of the Trust Assets on such date transferred to the Trust by the Transferor), (b) the Transferor, and the Servicer under the Servicing Agreement, agree that such amounts will be applied as Collections in accordance with the terms of the Servicing

Agreement, the Indenture and each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Receivables (and all amounts which would have constituted Receivables but for the Transferor’s inability to transfer Receivables to the Trust) which are written off as uncollectible in accordance with the Servicing Agreement shall continue to be allocated in accordance with the terms of the Servicing Agreement, the Indenture and each Indenture Supplement. For the purpose of the immediately preceding sentence, the Transferor shall treat, and the Transferor shall cause the Servicer to treat, the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Receivables held by the Trust as of the date of the occurrence of such event. If the Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor agrees and shall direct the Servicer, after the occurrence of such event, that payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement.

Section 2.14.  Reclassification of Principal Receivables.

(a)  The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the “Discount Option Percentage”), of all Principal Receivables existing in all or any specified portion of the Accounts (“Discount Option Receivables”) to be treated as Finance Charge Receivables on or after the Discount Option Date. On or after such Discount Option Date, the Transferor shall also have the option of increasing, reducing or withdrawing the Discount Option Percentage, at any time and from time to time, without notice to or the consent of any Noteholder. The Transferor shall provide to the Servicer, the Owner Trustee, the Indenture Trustee, and any Note Rating Agency written notice no later than 30 days prior to of the applicable Discount Option Date notifying such party of any such designation or increase, reduction or withdrawal. Such designation, increase, reduction or withdrawal shall become effective on the Discount Option Date specified in such notice upon satisfaction of the following conditions:

(i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor certifying that, in the reasonable belief of the Transferor based on facts known to the Transferor at such time, such designation, increase, reduction or withdrawal will not, at the time of its occurrence, cause an Early Amortization Event or Event of Default with respect to any Series or Class of Notes to occur or an event which, with notice or the lapse of time or both, would constitute an Early Amortization Event or Event of Default with respect to any Series or Class of Notes;

(ii) the Note Rating Agency Condition shall have been satisfied with respect to such designation, increase, reduction or withdrawal; and

(iii) the Transferor shall have caused an Issuer Tax Opinion to be delivered to the Owner Trustee and the Indenture Trustee.

(b)  Following a change in the Discount Option Percentage, the Transferor shall apply the new Discount Option Percentage to all or any specified portion of newly generated and existing Principal Receivables. The Discount Option Percentage currently is 0.00%.

(c)  After the Discount Option Date, Discount Option Receivables Collections shall be treated as Finance Charge Collections.

Section 2.15.  Additional Approved Portfolios; Portfolio Limits.

(a)  The Transferor may from time to time designate additional portfolios of accounts as “Approved Portfolios” if the Note Rating Agency Condition is satisfied with respect to the designation of such portfolios.

(b)  With respect to any Non Co-branded Portfolio, (i) as of the Execution Date, in the case of the Initial Accounts, the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio shall not be in excess of 10% of the aggregate principal balance of Receivables of such Initial Accounts conveyed to the Trust on the Execution Date, and (ii) as of each Addition Date in the case of Additional Accounts, the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio shall not be in excess of 10% (or such greater percentage as determined by the Transferor upon satisfaction of the Note Rating Agency Condition) of the aggregate principal balance of Receivables of such Additional Accounts conveyed to the Trust on such Addition Date.

(c)  If the Transferor designates Removed Accounts pursuant to Section 2.12(d) of this Agreement, and such designation results in the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio to be in excess of 10% of the aggregate principal balance of Receivables held by the Trust as of such Removal Date, then the Transferor shall:

(i) on or before the first Business Day of the second calendar month following such Removal Date transfer additional Receivables from accounts other than accounts relating to any Non Co-branded Portfolio to the Trust in such an amount as is required to ensure that the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables held by the Trust; provided, however, that the transfer of additional Receivables in connection with this clause (i) to the Trust shall not be required if as of the close of business on any day after such Removal Date, and prior to the first Business Day of the second calendar month following such Removal Date, the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables held by the Trust; or

(ii) on or before the first Business Day of the second calendar month following such Removal Date accept from the Trust a reassignment of Receivables from Accounts relating to any Non Co-branded Portfolio in such an amount as is required to ensure that the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables held by the Trust, and upon the acceptance of such reassignment the Transferor shall direct the Servicer to deduct the principal balance of each such Receivable removed from the Pool Balance and to decrease the Transferor Amount by the principal balance of each such Receivable removed; provided, however, that in the event that the reassignment of Receivables under this clause (ii) would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor shall on the second Business Day following such event make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance; and provided further, that the reassignment of Receivables in connection with this clause (ii) from the Trust shall not be required if as of the close of business on any day after such Removal Date, and prior to the first Business Day of the Monthly Period of the second calendar month following such Removal Date, the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables held by the Trust; or

(iii) on or before the first Business Day of the second calendar month following such Removal Date receive confirmation that the Note Rating Agency Condition is satisfied; provided, however, that satisfaction of the Note Rating Agency Condition in connection with this clause (iii) shall not be required if as of the close of business on any day after such Removal Date, and prior to the first Business Day of the Monthly Period of the second calendar month following such Removal Date, the aggregate principal balance of Receivables from Accounts relating to any Non Co-branded Portfolio is not in excess of 10% of the aggregate principal balance of Receivables held by the Trust.

[END OF ARTICLE II]

ARTICLE III

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 3.1.  Liability of the Transferor. The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as the Transferor.

Section 3.2.  Merger or Consolidation or Sale of Assets of the Transferor.

(a)  The Transferor shall not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person (other than the Trust) (in each case, a “Surviving Entity”) unless:

(i) (x) the Surviving Entity is organized and existing under the laws of the United States of America or any state or the District of Columbia, and is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited, and shall expressly assume, by an agreement supplemental hereto, executed by the Transferor and the Surviving Entity and delivered to the Issuer and the Indenture Trustee, in form reasonably satisfactory to the Issuer and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder and under the Servicing Agreement or relating to transactions contemplated hereby or thereby and shall benefit from all the rights granted to the Transferor, as applicable hereunder; and (y) the Transferor has delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor and an Opinion of Counsel to the effect that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section 3.2 and that such supplemental agreement is a valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(ii) all UCC filings, if any, required to perfect or to continue the perfection and priority of the interest of the Trust in the Trust Assets shall have been made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(iii) the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (A) under the UCC, the transfer of Receivables by the Surviving Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables by the Surviving Entity to the Trust, (B) the condition specified in paragraph (ii) above shall have been satisfied, and (C) if the Surviving Entity shall be subject to the FDIA, the transfers of Receivables by such Surviving Entity to the Trust shall be entitled to the protections of the FDIC Rule;

(iv) the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion; and

(v) the Note Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

(b)  The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph or Section 3.4.

Section 3.3.  Limitations on Liability of the Transferor. Subject to Section 3.1, no Transferor nor any of the directors, officers, employees, members, incorporators or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Servicer, any Supplemental Credit Enhancement Provider, or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Servicing Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect the Transferor or any director, officer, employee, member, incorporator or agent of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee, member, incorporator or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

Section 3.4.  Assumption of the Transferor’s Obligations. (a) Notwithstanding the provisions of Section 3.2, the Transferor may assign, convey, transfer or sell all of its right, title and interest in, to and under the Receivables in which it has an interest and/or its interest in the Transferor Interest (collectively, the “Assigned Assets”), together with its obligations under this Agreement or relating to the transactions contemplated hereby or thereby (collectively, the “Assumed Obligations”), to another entity (the “Assuming Entity”) which may be an entity that is not affiliated with the Transferor, and the Transferor may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Notes, upon satisfaction of the following conditions:

(b)  the Assuming Entity, the Transferor, the Issuer and the Indenture Trustee shall have entered into a supplement to this Agreement or an assumption agreement (in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) (either, the “Assumption Agreement”) providing for the Assuming Entity to assume the Assigned Assets and the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor and an Opinion of Counsel each stating that such transfer and assumption comply with this Section 3.4, that such Assumption Agreement is a valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with or waived;

(c)  all UCC filings required to perfect or to continue the perfection and priority of the interest of the Trust in the Trust Assets shall have been duly made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(d)  (i) if the Assuming Entity shall not be eligible to be a debtor in a case under the United States Bankruptcy Code, the Transferor shall have delivered notice of such transfer and assumption to each Note Rating Agency or (ii) if the Assuming Entity shall be eligible to be a debtor in a case under the United States Bankruptcy Code, the Transferor shall have delivered notice of such transfer and assumption to the Servicer, the Owner Trustee and the Indenture Trustee, and the Note Rating Agency Condition shall have been satisfied;

(e)  the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (i) the transfer of Receivables by the Assuming Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables, as the case may be, by the Assuming Entity to the Trust, (ii) the condition specified in paragraph (b) above shall have been satisfied, and (iii) if the Assuming Entity shall be subject to the FDIA, transfers of Receivables by such Assuming Entity to the Trust shall be entitled to the protections of the FDIC Rule; and

(f)  the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion.

Upon such transfer to and assumption by the Assuming Entity, the Transferor shall surrender the certificate, if applicable, evidencing its interest in the Transferor Interest to the Note Registrar for registration of transfer and the Note Registrar shall issue a new certificate, if applicable, evidencing the Transferor Interest in the name of the Assuming Entity (or, if applicable, register such Assuming Entity’s uncertificated interest in the Transferor Interest). Notwithstanding such assumption, the Transferor shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Transferor prior to such transfer of the Transferor Interest.

Section 3.5.  [Reserved].

Section 3.6.  Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series or Class of Notes, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) each Series or Class of Notes which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Trust Assets and (b) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes. Subject to Section 8.15 of the Indenture, the parties hereto shall treat the Trust as a security arrangement for federal income tax purposes and shall not file any federal income tax returns or obtain any federal employer identification number for the Trust. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

[END OF ARTICLE III]

ARTICLE IV

INSOLVENCY EVENTS

Section 4.1.  Rights Upon the Occurrence of an Insolvency Event. If the Transferor or holder of the Transferor Interest shall (a) file a petition or commence a Proceeding (i) to take advantage of any Debtor Relief Law or (ii) for the appointment of a trustee, conservator, receiver, liquidator or similar official for or relating to the Transferor or holder of the Transferor Interest or all or substantially all of the Person’s property, (b) consent or fail to object to any such petition or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (c) be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (d) shall make an assignment for the benefit of its creditors, or (e) voluntarily suspend payment of its obligations (any such act or occurrence being an “Insolvency Event”); then the Transferor shall, on the day any such Insolvency Event occurs, immediately cease to transfer Receivables to the Trust and promptly give notice to the Owner Trustee, the Indenture Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, (i) Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and (ii) Collections in respect of such Receivables, shall continue to be a part of the Trust Assets, and Collections and Interchange with respect thereto shall continue to be allocated to Noteholders in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement. To the extent that it is not clear to the Transferor whether collections relate to a Receivable that was sold to the Trust or to a receivable that the Transferor has not sold to the Trust, the Transferor agrees that it shall allocate payments on such Accounts in the aggregate with respect to the principal balance of such Accounts first to the oldest principal balance on such Account.

[END OF ARTICLE IV]

ARTICLE V

TERMINATION

Section 5.1.  Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust and the Transferor under this Agreement shall terminate on the date on which the Trust is dissolved in accordance with Article IX of the Trust Agreement.

[END OF ARTICLE V]

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1.  Amendment.

(a)  This Agreement may be amended from time to time by the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders, upon, unless otherwise specified in this Section 6.1, (i) delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion, (ii) satisfaction of the Note Rating Agency Condition, and (iii) delivery to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect.

Notwithstanding any other provision of this Section 6.1, this Agreement may be amended from time to time by an instrument signed by the Transferor, the Issuer and the Indenture Trustee to modify, eliminate or add to the provisions of this Agreement to (i) facilitate compliance with the FDIC Rule or changes in laws or regulations applicable to the Transferor, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents or (ii) cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, in each case upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of (x) an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that (A) the Transferor reasonably believes that such amendment will not have an Adverse Effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Transferor, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, and (y) an Issuer Tax Opinion with respect to such amendment.

In addition, notwithstanding any other provision of this Section 6.1, this Agreement may be amended from time to time by an instrument signed by the Transferor, the Issuer and the Indenture Trustee to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement or in any amendment to this Agreement upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect.

(b)  Notwithstanding any other provision of this Section 6.1, this Agreement may also be amended in writing from time to time by the Transferor, the Issuer and the Indenture Trustee, with the consent of Noteholders evidencing more than 66 2/3% of the Outstanding Dollar Principal Amount of all affected Series or Classes of Notes for which the conditions in clause (a) above have not been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholders. Prior to the execution of any such amendment or consent pursuant to this Section 6.1(b), the Transferor shall direct the Servicer to furnish notification of the substance of such amendment to each Note Rating Agency.

(c)  It shall not be necessary for the consent of Noteholders under this Section 6.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe in the related Indenture Supplement.

(d)  Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 6.1. Any supplemental agreement executed in accordance with the provisions of Section 3.2 or any Assumption Agreement executed in accordance with the provisions of Section 3.4 shall not be considered an amendment to this Agreement for purposes of this Section 6.1. No Account Assignment executed in accordance with Section 2.11 or reassignment executed in accordance with Section 2.12(b) shall be considered an amendment to this Agreement for purposes of this Section 6.1.

(e)  The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects in any material respect the rights, duties, benefits, protections, privileges or immunities of the Owner Trustee or the Indenture Trustee, as applicable, under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 6.2(d).

Section 6.2.  Protection of Right, Title and Interest in, to and under the Trust Assets.

(a)  The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments to financing statements and any other necessary documents covering the right, title and interest of the Trust and the Indenture Trustee in, to and under the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by the laws of the applicable jurisdiction to fully preserve and protect such right, title and interest. The Transferor shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b)  Within 30 days after the Transferor makes any change in its name or its type or jurisdiction of organization, the Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the security interest of the Trust in the Trust Assets.

(c)  Each of the Trust and the Indenture Trustee shall give the Transferor prompt notice of any change in its name or any change in its address as shown on any financing statement filed in connection with the transactions contemplated by this Agreement if the address so shown ceases to be an address from which information concerning the Trust Assets can be obtained.

(d)  The Transferor shall deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement pursuant to Section 6.1, an Opinion of Counsel to the effect specified in Exhibit C-1; (ii) on each Addition Date with respect to the designation of Additional Accounts to the Trust pursuant to Section 2.11(a) or (b), an Opinion of Counsel substantially in the form of Exhibit C-2; (iii) on or before March 31 of each year, beginning with March 31, 2013, an Opinion of Counsel substantially in the form of Exhibit C-3; and (iv) in connection with the occurrence of any event contemplated in Section 3.2 or Section 3.4, the Opinions of Counsel and the Issuer Tax Opinion specified therein.

Section 6.3.  Fees Payable by the Transferor. Notwithstanding anything contained in any other Transaction Document (unless such document specifically refers to this Section 6.3), the Transferor shall pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the Owner Trustee (as such and in its individual capacity), the Administrator and the Indenture Trustee (including, in each case, the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses relating to the Trust, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the costs and expenses relating to maintaining Issuer Accounts, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust’s assets that are not expressly stated in this Agreement to be payable by the Trust (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust, which shall be paid by the Trust). The Transferor’s obligations pursuant to this Section 6.3 shall not constitute a claim against the Transferor to the extent the Transferor does not have funds sufficient to make payment of such obligations.

Section 6.4.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)  Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Issuer or the Indenture Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Transferor arising hereunder or to enforce a judgment or other court order in favor of the Issuer or the Indenture Trustee. Each party hereto submits and consents in advance to such jurisdiction in any action or suite commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address as determined in accordance with Section 6.5, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 6.4(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 6.5.  Notices; Payments.

(a)  All demands, notices, instructions, directions and other communications delivered under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by electronic mail (if applicable):

(i)	in the case of Dryrock Funding LLC, as the Transferor, to:

Dryrock Funding LLC 100 S. West Street, Office 120 Wilmington, DE 19801 Attn: Clinton Walker Phone Number: (302) 255-7073 E-mail: cwalker@barclaycardus.com

(ii)	in the case of the Trust or the Owner Trustee, to:

Wilmington Trust, National Association Rodney Square North 1100 North Market St. Wilmington, DE 19890 Attn: Corporate Trust Administration Phone Number: (302) 651-1000

(iii)	in the case of the Indenture Trustee, to:

U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107-2292 Attn: Structured Finance/Dryrock Phone Number: 1-800-934-6802

(iv) to any other Person as specified in the Indenture; or, as to each party, at such other address or electronic mail address as shall be designated by such party in a written notice to each other party.

(b)  Any notice required or permitted to be given to a Holder of Notes that are Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No notice shall be required to be mailed to a Holder of Notes that are Bearer Notes but shall be given as provided below. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. In addition, (a) if and so long as any Series or Class of Notes is listed on the Luxembourg Stock Exchange and such stock exchange shall so require, any notice to Noteholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class of Notes with respect to which any Bearer Notes are Outstanding, any notice required or permitted to be given to Holders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

Section 6.6.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, illegal or unenforceable, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Agreement.

Section 6.7.  Further Assurances. The Transferor agrees to undertake and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, (a) the authorization, execution or filing of any financing statements or amendments thereto or equivalent documents relating to the Trust Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and (b) any actions or instruments to facilitate compliance with the FDIC Rule.

Section 6.8.  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.9.  Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 6.10.  Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any Supplemental Credit Enhancement Providers, any Derivative Counterparties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 6.11.  Actions by Noteholders.

(a)  Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b)  Any notice, request, demand, authorization, direction, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Transferor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 6.12.  Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Transferor and each of the Trust and the Indenture Trustee agree to cooperate with each other and the Servicer and the Administrator to provide to any Holders of such Series or Class, upon the request of such Noteholder, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 6.13.  Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be amended, restated, waived or supplemented or otherwise modified from time to time except as provided herein.

Section 6.14.  Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 6.15.  Limitation on Liability of the Owner Trustee. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust. In no event shall Wilmington Trust, National Association in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the Trust Assets, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 6.16.  Non-petition Covenant. To the fullest extent permitted by applicable law, (i) the Indenture Trustee, and the Transferor, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer, and (ii) the Indenture Trustee, and the Issuer, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 6.17.  Force Majeure. In no event shall the Indenture Trustee or the Trust be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Trust shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE VI]

ARTICLE VII

COMPLIANCE WITH REGULATION AB

Section 7.1.  Intent of the Parties; Reasonableness. The Transferor and the Issuer acknowledge and agree that the purpose of this Article VII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1104(e), 1109(a), 1109(b), 1111(a)(8), 1117, 1118, 1119, 1121(c) and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Agreement.

Section 7.2.  Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 7.3 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge, but without independent investigation: (a) neither the execution, delivery and performance by the Indenture Trustee of this Agreement, the performance by the Indenture Trustee of its obligations under this Agreement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Agreement or of any judgment or order applicable to the Indenture Trustee; and (b) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Agreement or to perform its obligations under this Agreement.

Section 7.3.  Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Transferor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Indenture Trustee, to the extent in its possession, shall provide to the Transferor in a timely manner, any applicable information reasonably requested by the Transferor to enable compliance by the Transferor with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB.

The Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Indenture Trustee’s name and form of organization;

(B) a description of the extent to which the Indenture Trustee has had prior experience serving as an Indenture Trustee for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	any depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 7.4.  Report on Assessment of Compliance and Attestation. On or before the earlier of (a) March 1 and (b) 30 days prior to the date on which the Trust is required to file the report on Form 10-K in each calendar year, commencing in 2013, the Indenture Trustee shall:

(i) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor or the Servicer, as applicable, and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit E or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Transferor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, the Transferor, the Indenture Trustee and the Trust have caused this Agreement to be executed by their respective officers as of the day and year first above written.

DRYROCK FUNDING LLC, as Transferor

	By:	/s/ Yasser Rezvi

Name: Yasser Rezvi
Title: President

DRYROCK ISSUANCE TRUST

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

	By:	/s/ Chris Cavalli

Name: Christopher M. Cavalli
Title: Banking Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

	By:	/s/ Tamara Schultz-Fugh

Name: Tamara Schultz-Fugh
Title: Vice President
:

[SIGNATURE PAGE TO TRANSFER AGREEMENT]

EXHIBIT A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
INCLUDED IN DRYROCK ISSUANCE TRUST
(as required by Section 2.11(c)(v) of the Transfer Agreement)

ASSIGNMENT No. [___] OF RECEIVABLES IN ADDITIONAL ACCOUNTS INCLUDED IN DRYROCK ISSUANCE TRUST (this “Assignment”), dated as of [__________],1 by and between DRYROCK FUNDING LLC (the “Transferor”), as transferor (the “Transferor”), and DRYROCK ISSUANCE TRUST (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Dryrock Funding LLC, as Transferor and the Trust are parties to the Transfer Agreement, dated as of August 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey its right, title and interest in, to and under the Receivables of such Additional Accounts, whether existing at the Addition Date or thereafter created, to the Trust pursuant to the Transfer Agreement; and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Accounts, [___________, ____].

“Additional Accounts” shall mean the Additional Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on the account schedule attached hereto, which shall supplement and amend the TA Account Schedule.

“Additional Trust Assets” shall have the meaning set forth in Section 3(a) hereof.

“Selection Date” shall mean the close of business on the date that is three (3) Business Days prior to the Addition Date.

2.  Designation of Additional Accounts. On the Addition Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee an account schedule containing a true and complete list of the Additional Accounts, specifying for

1     To be dated as of the applicable Addition Date.

each such Additional Account its account number. On or prior to the second Business Day following the Addition Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a supplement to the account schedule, specifying for each such Additional Account, the aggregate amount outstanding in such Additional Account. Such account schedule and the related supplement shall specify that the Receivables arising in each such Additional Account have been transferred to the Trust. Such account schedule and the related supplement shall be marked as an account schedule to this Assignment and are hereby incorporated into and made part of this Assignment, and shall supplement and amend the TA Account Schedule to the Transfer Agreement.

3.  Conveyance of Receivables. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided in the Transfer Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on the Addition Date and thereafter created and arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), (ii) all Insurance Proceeds, Interchange and Recoveries allocable to such Receivables, (iii) all monies due or to become due with respect to all of the foregoing, (iv) all amounts received with respect to all of the foregoing, and (v) all proceeds thereof (collectively, the “Additional Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders of any obligation of the Servicer, the Transferor or any other Person in connection with the Additional Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants clearance systems or insurers. Each Additional Account will continue to be owned by BBD and will not be an Additional Trust Asset.

(b) If necessary, the Transferor agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Additional Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection and priority of, the transfer, assignment, set-over or other conveyance of its interest in such Additional Trust Assets to the Trust and to deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to the Trust and the Indenture Trustee as soon as practicable after the Addition Date. Neither the Trust nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to statements or to make any filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor further agrees, at its own expense, on or prior to the Addition Date, to indicate in the appropriate computer files that all Receivables created in connection with the Additional Accounts and the related Additional Trust Assets have been conveyed to the Trust pursuant to the Transfer Agreement and this Assignment by including as the first three characters in the securitization field of such computer files the code “DRY” and including immediately thereafter the code “000-900” for each such Additional Account.

(d) The parties to this Assignment intend that the conveyance of Additional Trust Assets pursuant to this Assignment constitute an absolute sale, and not a secured borrowing. Nevertheless, this Assignment also shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trust a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Additional Trust Assets, and all proceeds thereof, to secure the Transferor’s obligations hereunder.

4  Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest in, to and under the Additional Trust Assets conveyed to the Trust pursuant to Section 3(a) of this Assignment.

5.  Representations and Warranties of the Transferor. The Transferor hereby acknowledges on the Addition Date that it makes the representations and warranties in Section 2.3 and Section 2.4 of the Transfer Agreement with respect to itself and the Additional Accounts.

6.  Consent to Execution. Pursuant to the Trust Agreement, the Transferor consents to the execution hereof by the Owner Trustee for the Trust.

7.  Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Transfer Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

8.  Counterparts. This Assignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

9.  Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

DRYROCK FUNDING LLC, as Transferor

By:

Name:
Title:

DRYROCK ISSUANCE TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:

Name:
Title:

ACCEPTED AND ACKNOWLEDGED:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT]

Account Schedule (to Exhibit A)

LIST OF ADDITIONAL ACCOUNTS

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
FROM DRYROCK ISSUANCE TRUST
(as required by Section 2.12(b) of the Transfer Agreement)

REASSIGNMENT No. [___] OF RECEIVABLES FROM DRYROCK ISSUANCE TRUST (this “Reassignment”), dated as of [___________],2 by and among DRYROCK FUNDING LLC, as transferor (the “Transferor”), DRYROCK ISSUANCE TRUST (the “Trust”), as issuer and U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Dryrock Funding LLC, as Transferor and the Trust are parties to the Transfer Agreement, dated as of August 1, 2012 (as such agreement may be, amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to remove from the Trust all Receivables in certain designated Accounts (the “Removed Accounts”) and to cause the Trust to reassign the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trust and the Indenture Trustee are willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, the Trust, the Indenture Trustee and the Transferor hereby agree as follows:

1.  Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts, [________, ____].

“Removal Notice Date” shall mean, with respect to the Removed Accounts, [_____, ____].

“Removed Accounts” shall mean the Removed Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on the account schedule attached hereto, which shall supplement and amend the TA Account Schedule.

2.  Designation of Removed Accounts. On or prior to the Removal Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a computer file containing a true and complete list of the Removed Accounts. Such list is

1     To be dated as of the Removal Date.

incorporated into and made part of this Assignment, shall be the account schedule delivered pursuant to this Reassignment and shall supplement and amend the TA Account Schedule delivered pursuant to the Transfer Agreement.

3.  Conveyance of Receivables. (a) The Trust and the Indenture Trustee do hereby sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof (collectively, the “Removed Trust Assets”).

(b) In connection with such reassignment, the Trust and the Indenture Trustee agree to execute and deliver to the Transferor, on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Trust with respect to the Removed Trust Assets evidencing the release by the Trust and the Indenture Trustee of its security interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as necessary to terminate such interest.

(c) The Transferor shall, at its own expense, on the Removal Date, indicate in the appropriate computer files that all Receivables reassigned in connection with the Removed Accounts and the related Removed Trust Assets have been conveyed to the Transferor pursuant to this Reassignment by replacing in the securitization field of such computer files the code “DRY 000-900” with the code “DRY 901-999” for each such Removed Account.

4.  Representations and Warranties. The Transferor hereby represents and warrants to the Issuer, the Owner Trustee and the Indenture Trustee as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.12(a)(ii) of the Transfer Agreement, as of the Removal Date, is true and complete in all material respects; and

5.  Consent to Execution. Pursuant to the Trust Agreement, the Transferor consents to the execution hereof by the Owner Trustee for the Trust.

6.  Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the removal Date to be a reference to the Transfer Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer

Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7.  Counterparts. This Reassignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

8.  Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Trust, the Indenture Trustee and the Transferor have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

DRYROCK ISSUANCE TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	_____________________________________________
Name:
Title:

DRYROCK FUNDING LLC, as Transferor

By:	_____________________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	_____________________________________________
Name:
Title:

[SIGNATURE PAGE TO REASSIGNMENT]

Account Schedule (to Exhibit B)

REMOVED ACCOUNTS

EXHIBIT C-1

FORM OF OPINION OF COUNSEL
WITH RESPECT TO AMENDMENTS

Provisions to be included in
Opinion of Counsel to be delivered pursuant
to Section 6.2(c)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable amendment date.

(i)	The amendment to the Transfer Agreement attached as an exhibit to the opinion (the “Amendment”) has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited to general principles of equity (whether considered in a suit at law or in equity).

(ii)	The Amendment has been entered into in accordance with the terms and provisions of Section 6.1 of the Transfer Agreement.

C-1-1

EXHIBIT C-2

FORM OF OPINION OF COUNSEL
WITH RESPECT TO ADDITIONAL ACCOUNTS

Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 6.2(c)(ii) or (iv)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date.

1.	The Assignment Agreement creates in favor of the Trust a security interest in the rights of the Transferor in the Receivables arising in the Additional Accounts identified in the account schedule to the Assignment Agreement and the identifiable proceeds thereof (the “Collateral”).

2.	The financing statement to be filed in connection with the Collateral (the “Financing Statement”) is in sufficient form for filing with the Office of the Secretary of State of the State of Delaware (the “State Office”) under the Delaware UCC with respect to the portion of the Collateral as to which a security interest can be perfected by filing a financing statement in the State Office under the Delaware UCC (the “Filing Collateral”), and upon the proper filing of the Financing Statement in the State Office pursuant to the provisions of the Delaware UCC, the security interest of the Trust in the Filing Collateral will be perfected.

3.	Under the Delaware UCC, the State Office is the proper place in which to file a financing statement to perfect a security interest in the Collateral. The Delaware UCC search obtained from the State Office with respect to filings with the State Office through [DATE] (the “Effective Time”) (i) identifies the Financing Statement as a presently effective financing statement filed in the State Office as of the Effective Time, and (ii) does not identify any other presently effective financing statement that covers the Collateral.

C-2-1

EXHIBIT C-3

FORM OF ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement and in the Assignment.

1.	The security interest of the Trust in the rights of the Transferor in the Receivables identified in the TA Account Schedule delivered pursuant to the Transfer Agreement and the identifiable proceeds thereof (the “Collateral”) is perfected in that portion of the Collateral as to which a security interest can be perfected by filing a financing statement in the Office of the Secretary of State of the State of Delaware (the “State Office”) under the Delaware UCC (the “Filing Collateral”) as of the date hereof.

2.	The Delaware UCC search obtained from the State Office with respect to filings with the State Office through [DATE] (the “Effective Time”) (i) identifies the Financing Statement as a presently effective financing statement filed in the State Office as of the Effective Time, and (ii) does not identify any other presently effective financing statement that covers the Collateral.

C-3-1

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:	The Transfer Agreement, dated as of August 1, 2012 (the “Agreement”), by and between Dryrock Funding LLC, as transferor, and Dryrock Issuance Trust, as issuer.

I, ________________________________, the _______________________ of U.S. BANK NATIONAL ASSOCIATION (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement.

Date:	_________________________

By:	________________________________

Name: Title:

D-1

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
✔[1]
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✔

1     Solely with regard to deposits made by the Trustee.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
✔
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
✔
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.
✔
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✔
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✔
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✔
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.	✔[2]
1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1     Solely with regard to the manner of holding trust assets and investment of trust assets in eligible investments.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(iv)
Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

U.S. BANK NATIONAL ASSOCIATION

Date: ________________________________________
By: ________________________________________
Name:
Title:

TA ACCOUNT SCHEDULE

List of Accounts

[Delivered to the Trust and the Indenture Trustee]

F-1